For Immediate Release

Date:                      October 29, 2014
Contact:                Roger S. Deacon
Chief Financial Officer
Phone:                    (215) 775-1435

FOX CHASE BANCORP, INC. ANNOUNCES IMPROVED EARNINGS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014
(Quarterly Earnings Increase by 55%)

HATBORO, PA. October 29, 2014 – Fox Chase Bancorp, Inc. (the “Company”) (NASDAQ GM: FXCB), the holding company for Fox Chase Bank (the “Bank”), today announced net income of $1.8 million, or $0.16 per diluted share, and $6.1 million, or $0.53 per diluted share, for the three and nine months ended September 30, 2014, respectively, compared to net income of $1.2 million, or $0.10 per diluted share, and $4.0 million, or $0.35 per diluted share, for the three and nine months ended September 30, 2013, respectively.

Commenting on the performance for the quarter, Thomas M. Petro, President and Chief Executive Officer stated, “We are pleased to report continued increases in earnings in 2014, when compared to the same periods in 2013.  The improved earnings were driven by continued growth in our commercial loan portfolio, increased net interest income, reduced credit-related costs and disciplined expense management. While we continue to see reductions in nonperforming assets, during the quarter one credit relationship resulted in a $2.0 million charge-off and an increase in our provision for loan losses of $1.5 million, which negatively impacted credit costs. As we look to the fourth quarter of 2014 and into 2015, we see opportunities to grow our commercial loan portfolio somewhat mitigated by challenges related to a lack of regional economic growth, increased competition and the low interest rate environment.”

Highlights for the three and nine months ended September 30, 2014 included:

●
Total assets were $1.07 billion at September 30, 2014 compared to $1.12 billion at December 31, 2013.  Total loans were $710.2 million at September 30, 2014, a decrease of $14.3 million, or 2.0%, from $724.5 million at June 30, 2014, and a decrease of $10.3 million, or 1.4%, from $720.5 million at December 31, 2013. Total commercial loans decreased $7.1 million, or 1.2%, from $597.0 million at June 30, 2014 to $589.9 million at September 30, 2014 primarily due to decreases of $4.9 million in multi-family and commercial real estate loans and $9.5 million in commercial and industrial loans offset by an increase of $7.3 million in commercial construction loans.  Total commercial loans increased $7.6 million, or 1.3%, from $582.3 million at December 31, 2013 to $589.9 million at September 30, 2014 primarily due to increases of $10.1 million in multi-family and commercial real estate loans and $25.4 million in commercial construction loans offset by a decrease of $27.9 million in commercial and industrial loans.

●
Total average assets were $1.09 billion for the nine months ended September 30, 2014 and 2013.  Total average commercial loans increased by $54.0 million, or 10.3%, to $577.0 million for the nine months ended September 30, 2014, compared to $523.0 million for the nine months ended September 30, 2013.

●
Total stockholders’ equity was $178.3 million at September 30, 2014, an increase of $4.8 million from $173.5 million at December 31, 2013.  The increase was primarily due to an improvement in accumulated other comprehensive loss of $4.0 million. During the nine months ended September 30, 2014, the Company paid dividends totaling $5.6 million, or $0.48 per share, and repurchased 116,600 shares of Company common stock at an aggregate cost of $1.9 million.

●
Nonperforming assets totaled $5.5 million, or 0.51% of total assets, at September 30, 2014 compared to $6.2 million, or 0.56% of total assets, at June 30, 2014 and $15.0 million, or 1.35% of total assets, at December 31, 2013.

●
Return on average assets was 0.67% and 0.74% for the three and nine months ended September 30, 2014, respectively, compared to 0.42% and 0.49% for the three and nine months ended September 30, 2013, respectively.

●
Net interest income increased $1.2 million, or 5.2%, to $25.3 million for the nine months ended September 30, 2014, compared to $24.0 million for the nine months ended September 30, 2013 and increased $286,000, or 3.5%, to $8.5 million for the three months ended September 30, 2014, compared to $8.2 million for the three months ended September 30, 2013. The net interest margin was stable at 3.20% for the three months ended September 30, 2014 and for the three months ended June 30, 2014.  This compares to a net interest margin of 3.06% for the three months ended September 30, 2013.

●
Credit related costs, which include (i) provision for loan losses, (ii) valuation adjustments on assets acquired through foreclosure, adjusted by (iii) net gain (loss) on sale of assets acquired through foreclosure, totaled $1.5 million and $2.0 million for the three and nine months ended September 30, 2014, respectively, compared to $1.7 million and $4.4 million, respectively, for the three month and nine months ended September 30, 2013.  Net loan charge-offs totaled $2.0 million for both the three and nine months ended September 30, 2014, respectively, compared to $45,000 and $574,000 for the three and nine months ended September 30, 2013.  The increase in net loan charge-offs and the level of provision for loan losses was due to a $2.0 million charge-off on one commercial and industrial loan, which defaulted during August 2014 and the remaining balance was paid off in September 2014.

●
The allowance for loan losses was $11.1 million, or 1.54% of total loans at September 30, 2014 compared to $11.6 million, or 1.57% of total loans at June 30, 2014 and $11.5 million or 1.57% of total loans at December 31, 2013.

●
Noninterest income decreased $1.6 million to $1.6 million for the nine months ended September 30, 2014 primarily due to a gain on sale of investment securities of $532,000 in 2013, a decrease of $345,000 in equity in earnings of affiliate due to lower mortgage volumes and a decrease of $620,000 in gain (loss) on sale of an assets acquired through foreclosure due to a gain of $484,000 recorded in 2013 and a loss of $136,000 recorded in 2014.

●
Noninterest expense decreased $4.4 million, or 20.8%, to $16.6 million for the nine months ended September 30, 2014, compared to $21.0 million for the nine months ended September 30, 2013. This decrease was primarily due to a decrease of $4.1 million in assets acquired through foreclosure expense as the Company recorded $282,000 in valuation adjustments on assets acquired through foreclosure during the nine months ended September 30, 2014 compared to $4.3 million for the nine months ended September 30, 2013.

●
Excluding a decrease of $4.0 million in valuation adjustments on assets acquired through foreclosure, noninterest expense decreased $352,000, or 2.1%, to $16.3 million for the nine months ended September 30, 2014 from $16.7 million for the nine months ended September 30, 2013.  The efficiency ratio was 56.7% and 60.4% for the three and nine months ended September 30, 2014, respectively, compared to 63.5% and 63.6% for the three and nine months ended September 30, 2013, respectively.

●
Also, during the three months ended September 30, 2014, the Company transferred $96.9 million of mortgage related securities available-for-sale, with an unrealized loss at the time of transfer of $1.6 million, to mortgage related securities held-to-maturity. The transfer was primarily made to minimize the risk of a decline to tangible book value per share in a rising rate environment.  The unrealized loss is accreted to equity over the remaining life of the transferred securities.

The Company also announced that its Board of Directors approved a cash dividend of $0.12 per outstanding share of common stock. The dividend will be paid on or about November 26, 2014 to stockholders of record as of the close of business on November 12, 2014.

Fox Chase Bancorp, Inc. will host a conference call to discuss third quarter 2014 results on Thursday, October 30, 2014 at 9:00 am EDT.  The general public can access the call by dialing (877) 507-3275.  A replay of the conference call will be available through December 12, 2014 by dialing (877) 344-7529; use Conference ID: 10054309.  Participants may preregister at http://dpregister.com/10054309.

Fox Chase Bancorp, Inc. is the stock holding company of Fox Chase Bank. The Bank is a Pennsylvania state-chartered savings bank originally established in 1867.  The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and nine branch offices in Bucks, Montgomery, Chester and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey.  For more information, please visit the Bank’s website at www.foxchasebank.com.

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities.  The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

CONSOLIDATED STATEMENTS OF OPERATIONS
 (Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Unaudited)
INTEREST INCOME
Interest and fees on loans	$8,375	$8,241	$24,615	$24,319
Interest on mortgage related securities	1,633	1,807	5,235	5,296
Interest and dividends on investment securities	144	92	437	221
Other interest income	1	1	2	2
Total Interest Income	10,153	10,141	30,289	29,838
INTEREST EXPENSE
Deposits	760	1,055	2,455	3,373
Short-term borrowings	45	45	100	94
Federal Home Loan Bank advances	577	555	1,723	1,606
Other borrowed funds	253	254	751	753
Total Interest Expense	1,635	1,909	5,029	5,826
Net Interest Income	8,518	8,232	25,260	24,012
Provision for loan losses	1,493	675	1,593	532
Net Interest Income after Provision for Loan Losses	7,025	7,557	23,667	23,480
NONINTEREST INCOME
Service charges and other fee income	416	437	1,192	1,260
Net (loss) gain on sale of assets acquired through foreclosure	(15)	303	(136)	484
Income on bank-owned life insurance	121	118	358	351
Equity in earnings of affiliate	91	135	125	470
Net gain on sale of investment securities	--	--	--	532
Other	29	36	76	125

Total Noninterest Income	642	1,029	1,615	3,222
NONINTEREST EXPENSE
Salaries, benefits and other compensation	3,510	3,644	10,670	10,629
Occupancy expense	407	403	1,321	1,243
Furniture and equipment expense	93	117	300	358
Data processing costs	384	390	1,146	1,155
Professional fees	271	474	1,086	1,250
Marketing expense	54	59	156	167
FDIC premiums	136	175	451	525
Assets acquired through foreclosure expense	10	1,370	403	4,465
Other	333	370	1,077	1,192
Total Noninterest Expense	5,198	7,002	16,610	20,984
Income Before Income Taxes	2,469	1,584	8,672	5,718
Income tax provision	653	411	2,585	1,674
Net Income	$1,816	$1,173	$6,087	$4,044
Earnings per share:
Basic	$0.16	$0.10	$0.54	$0.36
Diluted	$0.16	$0.10	$0.53	$0.35

	September 30,	December 31,
	2014	2013
	(Unaudited)	(Audited)
ASSETS
Cash and due from banks	$1,340	$149
Interest-earning demand deposits in other banks	6,387	11,798
Total cash and cash equivalents	7,727	11,947
Investment securities available-for-sale	8,433	10,489
Mortgage related securities available-for-sale	130,809	246,068
Mortgage related securities held-to-maturity (fair value of $163,727 at
September 30, 2014 and $67,491 at December 31, 2013)	165,006	68,397
Loans, net of allowance for loan losses of $11,099
at September 30, 2014 and $11,529 at December 31, 2013	710,220	720,490
Federal Home Loan Bank stock, at cost	11,152	9,813
Bank-owned life insurance	14,905	14,547
Premises and equipment, net	9,542	9,814
Assets acquired through foreclosure	1,889	6,252
Real estate held for investment	1,620	1,620
Accrued interest receivable	3,159	3,308
Mortgage servicing rights, net	126	152
Deferred tax asset, net	4,734	8,906
Other assets	5,369	4,819
Total Assets	$1,074,691	$1,116,622

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits	$663,728	$673,715
Short-term borrowings	60,000	80,500
Federal Home Loan Bank advances	135,000	150,000
Other borrowed funds	30,000	30,000
Advances from borrowers for taxes and insurance	1,000	1,525
Accrued interest payable	314	314
Accrued expenses and other liabilities	6,364	7,101
Total Liabilities	896,406	943,155
STOCKHOLDERS' EQUITY
Preferred stock ($.01 par value; 1,000,000 shares authorized,
none issued and outstanding at September 30, 2014 and December 31, 2013)	--	--
Common stock ($.01 par value; 60,000,000 shares authorized,
12,066,591 shares outstanding at September 30, 2014
and 12,147,803 shares outstanding at December 31, 2013)	147	146
Additional paid-in capital	138,663	137,593
Treasury stock, at cost (2,584,772 shares at September 30, 2014 and
2,468,172 at December 31, 2013)	(35,338)	(33,436)
Common stock acquired by benefit plans	(8,215)	(9,272)
Retained earnings	83,481	82,885
Accumulated other comprehensive loss, net	(453)	(4,449)
Total Stockholders' Equity	178,285	173,467

Total Liabilities and Stockholders' Equity	$1,074,691	$1,116,622

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	September 30,	June 30,	December 31,	September 30,
	2014	2014	2013	2013
CAPITAL RATIOS:
Stockholders’ equity (to total assets) (1)	16.59%	16.13%	15.53%	15.74%

Tier 1 capital (to adjusted assets) (2)	13.35	13.18	13.12	13.10
Tier 1 risk –based capital (to risk-weighted assets) (2)	19.18	18.59	18.44	18.98
Total risk-based capital (to risk-weighted assets) (2)	20.22	19.64	19.48	20.02

ASSET QUALITY INDICATORS:
Nonperforming Assets:
Nonaccruing loans	$3,641	$4,144	$8,780	$9,057
Accruing loans past due 90 days or more	--	--	--	1,640
Total nonperforming loans	$3,641	$4,144	$8,780	$10,697
Assets acquired through foreclosure	1,889	2,017	6,252	6,588
Total nonperforming assets	$5,530	$6,161	$15,032	$17,285

Ratio of nonperforming loans to total loans	0.50%	0.56%	1.20%	1.50%
Ratio of nonperforming assets to total assets	0.51	0.56	1.35	1.56
Ratio of allowance for loan losses to total loans	1.54	1.57	1.57	1.56
Ratio of allowance for loan losses to nonperforming loans	304.8	279.3	131.3	104.0
Troubled Debt Restructurings:
Nonaccruing troubled debt restructurings (3)	$277	$282	$3,488	$9,057
Accruing troubled debt restructurings	5,504	5,324	6,786	7,265
Total troubled debt restructurings	$5,781	$5,606	$10,274	$16,322

Past Due Loans:
30 - 59 days	$939	$526	$413	$1,481
60 - 89 days	124	10	5	569
Total	$1,063	$536	$418	$2,050

(1)  Represents stockholders’ equity ratio of Fox Chase Bancorp, Inc.
(2)  Represents regulatory capital ratios of Fox Chase Bank.
(3)  Nonaccruing troubled debt restructurings are included in total nonaccruing loans above

	At or for the Three Months Ended
	September 30,	June 30,	December 31,	September 30,
	2014	2014	2013	2013
PERFORMANCE RATIOS (4):
Return on average assets	0.67%	0.85%	0.54%	0.42%
Return on average equity	4.07	5.25	3.40	2.71
Net interest margin	3.20	3.20	3.17	3.06
Efficiency ratio (5)	56.7	59.8	64.0	63.5
OTHER:
Tangible book value per share - Core (6)	$14.81	$14.73	$14.65	$14.55
Tangible book value per share (7)	$14.78	$14.71	$14.28	$14.34
Employees (full-time equivalents)	141	140	142	142

	At or for the Nine Months Ended
	September 30,	September 30,
	2014	2013
PERFORMANCE RATIOS (4):
Return on average assets	0.74%	0.49%
Return on average equity	4.59	3.04
Net interest margin	3.19	3.05
Efficiency ratio (5)	60.4	63.6

(4)	Annualized
(5)
Represents noninterest expense, excluding valuation adjustments on assets acquired through foreclosure, divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities, premises and equipment and assets acquired through foreclosure.

(6)
Total stockholders’ equity, excluding the impact of accumulated other comprehensive loss, net ($453,000 at September 30, 2014, $252,000 at June 30, 2014, $4.4 million at December 31, 2013 and $2.5 million at September 30, 2013) divided by total shares outstanding.

(7)	Total stockholders’ equity divided by total shares outstanding. Tangible book value per share and book value per share were the same for all periods indicated.

AVERAGE BALANCE SHEET
(Dollars in Thousands, Unaudited)

	Three Months Ended September 30,
	2014			2013
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$6,815	$1	0.06%	$5,652	$1	0.03%
Mortgage related securities	302,562	1,633	2.16%	334,883	1,807	2.16%
Investment securities	19,616	144	2.93%	21,012	92	1.74%
Loans (1)	730,410	8,375	4.56%	708,177	8,241	4.63%
Allowance for loan losses	(11,541)			(10,854)
Net loans	718,869	8,375		697,323	8,241
Total interest-earning assets	1,047,862	10,153	3.85%	1,058,870	10,141	3.81%
Noninterest-earning assets	41,403			50,589
Total assets	$1,089,265			$1,109,459
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	$552,072	$760	0.55%	$566,745	$1,055	0.74%
Borrowings	228,737	875	1.52%	234,783	854	1.44%
Total interest-bearing liabilities	780,809	1,635	0.83%	801,528	1,909	0.94%
Noninterest-bearing deposits	123,709			128,437
Other noninterest-bearing liabilities	6,407			6,080
Total liabilities	910,925			936,045
Stockholders' equity	178,984			176,915
Accumulated comprehensive income	(644)			(3,501)
Total stockholder's equity	178,340			173,414
Total liabilities and stockholders' equity	$1,089,265			$1,109,459

Net interest income		$8,518			$8,232
Interest rate spread			3.02%			2.87%
Net interest margin			3.20%			3.06%

(1)	Nonperforming loans are included in average balance computation.
(2)	Yields are not presented on a tax-equivalent basis.

AVERAGE BALANCE SHEET
(Dollars in Thousands, Unaudited)

	Three Months Ended
	September 30, 2014			June 30, 2014
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$6,815	$1	0.06%	$6,241	$1	0.05%
Mortgage related securities	302,562	1,633	2.16%	313,939	1,774	2.26%
Investment securities	19,616	144	2.93%	19,001	173	3.65%
Loans (1)	730,410	8,375	4.56%	714,243	8,130	4.56%
Allowance for loan losses	(11,541)			(11,553)
Net loans	718,869	8,375		702,690	8,130
Total interest-earning assets	1,047,862	10,153	3.85%	1,041,871	10,078	3.88%
Noninterest-earning assets	41,403			45,628
Total assets	$1,089,265			$1,087,499
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	$552,072	$760	0.55%	$560,578	$797	0.57%
Borrowings	228,737	875	1.52%	220,770	856	1.56%
Total interest-bearing liabilities	780,809	1,635	0.83%	781,348	1,653	0.85%
Noninterest-bearing deposits	123,709			122,395
Other noninterest-bearing liabilities	6,407			7,284
Total liabilities	910,925			911,027
Stockholders' equity	178,984			177,895
Accumulated comprehensive income	(644)			(1,423)
Total stockholder's equity	178,340			176,472
Total liabilities and stockholders' equity	$1,089,265			$1,087,499

Net interest income		$8,518			$8,425
Interest rate spread			3.02%			3.03%
Net interest margin			3.20%			3.20%

(1)	Nonperforming loans are included in average balance computation.
(2)	Yields are not presented on a tax-equivalent basis.

AVERAGE BALANCE SHEET
(Dollars in Thousands, Unaudited)

	Nine Months Ended September 30,
	2014			2013
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$6,794	$2	0.05%	$5,540	$2	0.04%
Mortgage related securities	311,200	5,235	2.24%	329,788	5,296	2.14%
Investment securities	19,011	437	3.06%	20,899	221	1.41%
Loans (1)	719,879	24,615	4.57%	695,682	24,319	4.67%
Allowance for loan losses	(11,566)			(11,420)
Net loans	708,313	24,615		684,262	24,319
Total interest-earning assets	1,045,318	30,289	3.87%	1,040,489	29,838	3.79%
Noninterest-earning assets	44,496			49,905
Total assets	$1,089,814			$1,090,394
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	$562,000	$2,455	0.58%	$576,054	$3,373	7.80%
Borrowings	221,806	2,574	1.55%	207,868	2,453	1.58%
Total interest-bearing liabilities	783,806	5,029	0.86%	783,922	5,826	0.99%
Noninterest-bearing deposits	121,770			121,778
Other noninterest-bearing liabilities	7,437			7,115
Total liabilities	913,013			912,815
Stockholders' equity	178,382			176,893
Accumulated comprehensive income	(1,581)			686
Total stockholder's equity	176,801			177,579
Total liabilities and stockholders' equity	$1,089,814			$1,090,394

Net interest income		$25,260			$24,012
Interest rate spread			3.01%			2.80%
Net interest margin			3.19%			3.05%

(1)	Nonperforming loans are included in average balance computation.
(2)	Yields are not presented on a tax-equivalent basis.